UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2007

National Presto Industries, Inc.

(Exact name of registrant as specified in this chapter)

Wisconsin	811-21874	39-0494170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 North Hastings Way Eau Claire, Wisconsin	54703-3703
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 715-839-2121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 6, 2007, Mr. Randy Lieble submitted his resignation, effective as of August 24, 2007, as Chief Financial Officer, Vice President, Treasurer and Secretary of National Presto Industries, Inc. to pursue a new career as a financial analyst. Mr. Lieble will also be resigning from the Board of Directors at the point in time in which the Board identifies a replacement to fulfill the remainder of his term and such position is accepted.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 9, 2007, the bylaws of the registrant were amended to (1) require that a stockholder who intends to make a nomination for director or propose the adoption of any matter from the floor of a meeting of stockholders must first give notice to the registrant (the “advance notice bylaw”), (2) provide for the advancement of defense costs to persons who are a party to a proceeding as a result of his or her status as a director or officer of the registrant, and (3) provide for the future eligibility of registrant’s stock on a direct registration system as required under New York Stock Exchange Rule 501.00.

The advance notice bylaw specifies the type of information to be included with each notice and provides that, with respect to annual meetings, the advance notice must be given not less than 60, nor more than 90, days prior to the anniversary of the previous year’s meeting. To the extent a meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, or in the case of a special meeting of stockholders, advance notice must be given no later than the later of the 60th day prior to the meeting or the 10th day following the date on which the public announcement of the meeting is made.

The new bylaw requires that information of the type required to be disclosed under applicable proxy statement rules by the registrant about its director nominees be furnished with respect to any proposed stockholder’s nominee. The principal purpose of the advance notice bylaw is to promote thoughtful consideration of such actions by the stockholder and to permit adequate time for the Board of Directors to review the qualifications of any nominee for the Board and the merits of any matter to be proposed for consideration by stockholders.

The deadline for complying with the notification provisions of the advance notice bylaw for the annual meeting of stockholders to be held in 2007 is described in Item 8.01 of this report. The bylaws of the registrant, as amended, are attached hereto as Exhibit 3.2.

Item 8.01 Other Events

The 2007 annual meeting of stockholders of the registrant (the “2007 Annual Meeting”) will be held on November 13, 2007 in Eau Claire, Wisconsin. Any stockholder who intends to present a proposal at the 2007 Annual Meeting must deliver the written proposal to the Secretary of the registrant at 3925 North Hastings Way, Eau Claire, Wisconsin 54703:

•

not later than August 20, 2007, if the proposal is submitted for inclusion in the registrant’s proxy materials for the 2007 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•	not later than September 15, 2007, if the proposal is submitted pursuant to the registrant’s bylaws, in which case the registrant is not required to include the proposal in its proxy materials.

Stockholders may present a proposal at the 2007 Annual Meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements. Nominations for director made from the floor at the 2007 Annual Meeting may be made only if advance written notice in accordance with the bylaws is delivered to the Secretary of the registrant by September 15, 2007.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 3.2.	Bylaws as amended and restated July 9, 2007
Exhibit 99.1	Press Release of National Presto Industries, Inc., dated July 10, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Presto Industries, Inc.

(Registrant)

/s/ Maryjo Cohen

(Signature) Maryjo Cohen, President and Chief Executive Officer

Date: July 11, 2007